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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2008

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                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)



       Cayman Islands                    001-16855                98-0362785
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                P.O. Box HM 2939
 Crown House, Second Floor, 4 Par-la-Ville Road
                 Hamilton HM12
                    Bermuda                                           N/A
    (Address of Principal Executive Offices)                      (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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     Item 8.01. Other Events.

     Scottish Re Group Limited (the "Company") has determined that, pursuant to the Certificate of Designations for its Non-Cumulative Perpetual Preferred Shares (the "Perpetual Preferred Shares"), it may be precluded from declaring and paying dividends on the October 15, 2008 dividend payment date. A copy of the notice sent to the holders of the Perpetual Preferred Shares is attached hereto as Exhibit 99.1.

     The Company is also announcing that, given the Company's current financial condition, its Board of Directors, in its discretion, has not and will not declare a cash dividend on the Non-Cumulative Perpetual Preferred Shares for the April 2008 payment date. The Board of Directors has not yet determined whether the Company will pay a dividend on the Non-Cumulative Perpetual Preferred Shares for the July 2008 payment date; however, based upon prevailing market conditions and the current financial condition of the Company, it currently does not expect to do so.


     Item 9.01. Financial Statements and Exhibits.


(c) Exhibits.


99.1  Notice to holders of Perpetual Preferred Shares, dated April 14, 2008.





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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    SCOTTISH RE GROUP LIMITED


                                    By: /s/ Paul Goldean
                                        -------------------------------
                                        Paul Goldean
                                        Chief Administrative Officer



Dated:  April 14, 2008





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                                INDEX TO EXHIBITS

Number    Description
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99.1      Notice to holders of Perpetual Preferred Shares, dated April 14, 2008.







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